 Exhibit 10.23

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Version

SECOND AMENDMENT TO
TOUR OPERATOR AGREEMENT

This Second Amendment to Tour Operator Agreement (the “Second Amendment”) is made and entered into as of this 9th day of March, 2015 by and between National Geographic Society, a District of Columbia non-profit corporation (“NGS”), and Lindblad Expeditions, Inc., a New York corporation, including its wholly owned subsidiaries (collectively, “Lindblad”).

W I T N E S S E T H:

WHEREAS, NGS and Lindblad are parties to that certain Tour Operator Agreement, dated as of December 12, 2011, and amended November 20, 2014 (the “Tour Operator Agreement”);

WHEREAS, Lindblad proposes to enter into the Merger Agreement (as defined below), pursuant to which Argo Merger Sub, Inc. will merge with and into Lindblad in the Initial Merger, with Lindblad surviving as the Interim Corporation, and the Interim Corporation will merge with and into Argo Expeditions, with Argo Expeditions surviving as the Surviving Company in the Subsequent Merger;

WHEREAS, Section 18.4 the Tour Operator Agreement provides that no assignment may be made by Lindblad except with the prior consent of NGS; and

WHEREAS, NGS and Lindblad wish for the Tour Operator Agreement to remain in force between NGS and the Surviving Company following consummation of such transactions in order to continue their broad strategic alliance to further each organizations’ individual goals of helping people explore the world and inspiring people to care about the planet;

NOW, THEREFORE, in consideration of the premises, the covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.            Definitions.

(a)          Capitalized terms and other terms contained and used in this Second Amendment that are not specifically defined herein shall have the meanings ascribed to them in the Tour Operator Agreement. The capitalized terms and other terms contained and used this Second Amendment and which are defined below shall have the respective meanings ascribed to them as follows and shall be deemed incorporated into the Tour Operator Agreement as if set forth therein:

(i)           “Acquiror” means Capitol Acquisition Corp. II, a Delaware Corporation.

(ii)          “Argo Expeditions” means Argo Expeditions, LLC, a Delaware limited liability company.

(iii)         “Initial Merger” means the merger of Argo Merger Sub, Inc., a Delaware corporation, with and into Lindblad, immediately following which the separate corporate existence of Argo Merger Sub, Inc. will cease and Lindblad will continue as the surviving corporation in such merger (the “Interim Corporation”).

(iv)         “Lindblad Parties” means S. Lindblad and the other holders of issued and outstanding shares of Lindblad immediately prior to the effective time of the Initial Merger.

(v)          “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of March 9, 2015, by and among Acquiror, Argo Expeditions, Argo Merger Sub, Inc. and Lindblad.

(vi)         “Person” means any human being, organization, general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, association, governmental entity or other legal entity.

(vii)        “S. Lindblad” means Sven Lindblad, a resident of the State of New York, and the beneficial and record owner of 70.42% of the issued and outstanding shares of equity interests in Lindblad as of immediately prior to consummation of the Transaction.

(viii)       “Subsequent Merger” means the merger of the Interim Corporation with and into Argo Expeditions, immediately following which the separate corporate existence of the Interim Corporation will cease and Argo Expeditions will continue as the surviving entity in such merger (the “Surviving Company”) and will change its name to “Lindblad Expeditions, LLC”.

(ix)          “License Agreement” means that certain Alliance and License Agreement entered into as of December 12, 2011, and amended as of November 20, 2014, between NGS and Lindblad, as amended as of the date hereof and as may be subsequently amended at any time and from time to time.

(x)           “Transaction” means the transactions, including the Initial Merger and the Subsequent Merger, contemplated by the Merger Agreement; provided, that the term “Transaction” shall only apply if (A) the Transaction Closing Date occurs on or before June 30, 2015; (B) the Surviving Company is the successor to all assets, rights and liabilities of Lindblad; (C) the assets, rights and liabilities of Lindblad immediately prior to the Subsequent Merger constitute all or substantially all of the assets, rights and liabilities, as applicable, of the Surviving Company immediately following the Subsequent Merger; and (D) immediately following the Transaction Closing Date (1) the Lindblad Parties collectively own, directly or beneficially, no less than 40% of the issued and outstanding shares of common stock, par value $0.0001 per share, of Acquiror and (2) S. Lindblad owns, directly or beneficially, no less than 25% of such issued and outstanding shares of common stock, (3) the following individuals serve as senior executive officers of Acquiror in the office corresponding to such individual’s name: S. Lindblad – Chief Executive Officer, Ian Rogers – Chief Financial Officer and Chief Operating Officer and Trey Byus – Chief Expedition Officer, and (4) S. Lindblad and two individuals appointed by him serve as members of the board of directors of Acquiror, which individuals, together with S. Lindblad, represent a majority of the members of the board of directors of Acquiror.

(xi)          “Transaction Closing Date” means “Closing Date” as defined in Section 2.3 of the Merger Agreement.

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xii)         “Transfer” means a sale, assignment, transfer, conveyance, gift, devise or any other disposition.

(b)           The definitions in this Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to “party” and “parties” shall be deemed references to the parties to this Second Amendment unless the context shall otherwise require. All references to Sections shall be deemed references to Sections of this Second Amendment, unless the context shall otherwise require. The terms “this Agreement,” “hereof,” “hereunder” and similar expressions refer to this Second Amendment as a whole and not to any particular Section or other portion hereof and include any agreement supplemental hereto. The conjunction “or” shall be understood in its inclusive sense (and/or) The division of this Second Amendment into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Second Amendment.

2.            Amendments. As of the Second Amendment Effective Date, without any further actions of the parties, the Tour Operator Agreement shall be, and hereby is, amended as follows:

(a)           The second and final sentence of the first paragraph of the Preamble to the Tour Operator Agreement shall be deleted in its entirety and the following sentence shall be inserted in lieu thereof:

This Agreement is intended to apply to the marketing, sale and operation of all NGE/Lindblad Trips (defined below) scheduled to depart in calendar years 2012 through 2025.

(b)           Section 5.14.1 of the Tour Operator Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

5.14.1 Lindblad shall be entitled to keep [*] of the [*] (and [*] of the [*] of any applicable pre- or post-trip extension) for NGE/Lindblad Trip Participants to [*]. Within 30 days of the departure date of each Trip, Lindblad shall pay to NGS a fee per NGE/Lindblad Trip Participant equal to the aggregate amount of [*]. The total of the fees payable by Lindblad to NGS per NGE/Lindblad Participant pursuant to this Section 15.4.1 is hereafter referred to as the “NGS Fee”. No NGS Fee shall be payable pursuant to this Section 15.4.1 if a Modified NGS Fee is payable by Lindblad to NGS pursuant to Section 15.4.3(B).

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[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c)           Section 5.14.6 of the Tour Operator Agreement, including all prior amendments thereto, shall be deleted in its entirety and the following provisions shall be inserted in lieu thereof:

5.14.6     NGS Revenue Incentive Payments.

A.           If at any time, and from time to time, during the Term, in any calendar year the Commissionable Revenues for such calendar year [*] (such amount, the “NUS Revenue Incentive Threshold”), then Lindblad shall pay NGS a fee (a “NGS Revenue Incentive Payment”) in an amount equal to [*] of the [*].

B.           At the same time that Lindblad pays the 4th quarter Royalty payment (pursuant to Section 14 of the License Agreement) for any calendar year, Lindblad shall (i) deliver to NGS a certificate setting forth (A) the total aggregate amount of Commissionable Revenues for such calendar year and (B) if the NGS Revenue Incentive Threshold has been achieved for such calendar year, the amount payable as the NGS Revenue Incentive Payment and (ii) pay to NGS any and all amounts payable as the NGS Revenue Incentive Payment, if any. In the event a NGS Revenue Incentive Payment amount is revised on or before April 30 of any calendar year as a result of an audit, Lindblad will notify NGS and will make any applicable adjustment in its next Royalty payment to NGS.

C.           The first NGS Revenue Incentive Payment will be calculated on the calendar year beginning January 1, 2015, and NGS will be eligible for its first NGS Revenue Incentive Payment in January 2016 for the 2015 calendar year.

(d)          Section 5 of the Tour Operator Agreement shall be amended by inserting the following provision as Section 5.14.8:

5.14.8     Additional Royalty Payment. Lindblad shall pay NGE an annual additional royalty payment of [*], payable on December 31 of each year.

(e)          Section 9 of the Tour Operator Agreement shall be deleted in its entirety and the following provision shall be inserted in lieu thereof:

9.           Term of Contract. This Agreement commences as of the Effective Date and expires December 31, 2025 (the “Term”). The Agreement may be terminated prior to its scheduled expiration pursuant, but without limitation, to the provisions of the Sections headed Termination and Rights and Duties after Termination. The Term may be extended if both parties agree in a written amendment to this Agreement signed by both parties.

(f)           Exhibit G to the Tour Operator Agreement shall be deleted in its entirety.

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3.            Assignment; Consent to Transaction.

(a)            In accordance with Section 18.4 of the Tour Operator Agreement NGS hereby consents to the Transaction, including the assignment of the Tour Operator Agreement to the Surviving Company in connection therewith, and NGS hereby acknowledges and agrees that neither the Initial Merger nor the Subsequent Merger, so long as consummated as part of the Transaction, will constitute a breach, default or termination event under Section 18.4 of the Tour Operator Agreement.

(b)            The parties hereby acknowledge and agree that immediately following the Transaction Closing Date for all purposes of the Tour Operator Agreement “Lindblad” shall refer to Lindblad Expeditions LLC, the company surviving the consummation of the transactions contemplated by the Subsequent Merger.

4.            Reaffirmation of  Tour Operator Agreement. Except as expressly provided herein, the Tour Operator Agreement is not amended, modified or affected by this Second Amendment, and the Tour Operator Agreement and the obligations of the parties thereunder are hereby ratified and confirmed by NGS and Lindblad in all respects.

5.            Effective Date of the Second Amendment. This Second Amendment shall be effective on the Transaction Closing Date (the “Second Amendment Effective Date”), provided, however, that the parties hereto acknowledge and agree that Section 24(d) of the License Agreement, as amended by Section 2(f) of the Second Amendment to Alliance and License Agreement, shall govern the rights and obligations of the parties with respect to the disclosure of confidential information in connection with all disclosures made by Lindblad or Acquiror in connection with seeking the approval of the stockholders of Acquiror for the Transaction, provided, further, that the modified economic terms described in this Second Amendment, other than the amendments under Section 2(c) hereof, shall not take effect until June 1, 2015; and, provided, further, that the amendments under Section 2(c) shall be effective as of January 1, 2015. In the event that the Transaction fails to occur, then the provisions of Section 2 of this Second Amendment shall be void ab initio and have no force or effect.

6.            Miscellaneous.

(a)            The validity, performance, construction and effect of this Second Amendment shall be governed by and construed under the laws of the District of Columbia, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction.

(b)            For purposes of judicial resolution, the parties each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the District of Columbia and further hereby expressly waive any objections to the venue of said courts and the service of process and other legal documents and pleadings by any method approved by said courts.

(c)            The parties agree, in any dispute relating to this Second Amendment, to follow the dispute resolution procedure outlined in Section 18.2 of the Tour Operator Agreement.

(d)            This Second Amendment shall be construed without regard to any presumption or any other rule requiring construction against the party causing this Second Amendment to be drafted.

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(e)            This Second Amendment amends the terms of the Tour Operator Agreement as expressly provided above as of the Second Amendment Effective Date, and, as of the Second Amendment Effective Date, the Tour Operator Agreement, as so amended, along with the Second Amendment, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter of the Tour Operator Agreement and supersedes, as of the Second Amendment Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter of the Tour Operator Agreement. The foregoing sentence shall not affect the validity, performance, construction or effect of the License Agreement.

(f)            The Second Amendment may be modified, supplemented or amended only by a written instrument executed by the parties.

(g)            This Second Amendment shall inure to the benefit of, and be binding upon, the parties and their respective permitted successors and assigns. Nothing contained in this Second Amendment, express or implied, is intended to confer upon any Person other than the parties and their respective permitted successors and assigns, any rights or remedies under or by reason of this Second Amendment.

(h)            This Second Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. In place of the transmittal of original documents, and where permitted by applicable law, such executions may be transmitted to the other parties by facsimile, portable document format (pdf) or similar electronic image-based format (collectively, “Facsimile”) and such Facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or Facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

7.            Conditions Precedent. Each and every provision of this Agreement shall be contingent and become effective only upon the execution and delivery by S. Lindblad of an Option Agreement (the “Option”) granting to NGS the right to purchase from S. Lindblad, for a per share exercise price equal to ten dollars ($10.00), five percent (5%) of the issued and outstanding shares of Acquiror’s common stock, par value $0.0001 per share, as of the Transaction Closing Date, which, for purposes hereof, will take into account all outstanding options, warrants and other securities convertible into, or exchangeable for, shares of the Acquiror’s capital stock (other than (i) options granted to employees of Acquiror or the Surviving Company under employee stock option plan(s) of the Acquiror or the Surviving Company, as the case may be, (ii) 10,000,000 warrants to purchase Acquiror common stock included in the Acquiror units issued by Acquiror in its initial public offering, (iii) 5,600,000 warrants purchased by the Acquiror’s sponsors in a private placement and (iv) up to 1,250,000 shares of Acquiror common stock held in escrow pursuant to that certain Stock Escrow Agreement, dated as of May 10, 2013, among Acquiror, Continental Stock Transfer & Trust Company, as escrow agent and the sponsors of Acquiror party thereto, that are subject to forfeiture as set forth therein, provided, that the number of shares subject to the Option shall be increased to reflect five percent (5%) of the foregoing shares if the condition to the release of such shares from escrow is satisfied). The Option shall become effective and exercisable upon the Transaction Closing Date. For a period of five (5) years commencing on the Transaction Closing Date, NGS shall not Transfer any of the shares of Acquiror’s common stock purchasable upon exercise of the Option in accordance with the terms thereof (such shares, the “Option Shares”); provided, however, that the foregoing restriction shall lapse as to a percentage of the Option Shares equal to the quotient (expressed as a percentage) obtained by dividing (x) the number of shares issued to S. Lindblad in connection with the Transaction that are Transferred by S. Lindblad prior to the fifth (5th) anniversary of the Closing Date by (y) the number of shares issued to S. Lindblad in connection with the Transaction. In connection with the Transaction, the Option Shares shall be put into escrow. The Option Agreement will include a binding commitment by Acquiror to cooperate with any request made by NGS to remove any restrictive legend from the share certificates representing the shares of Acquiror common stock it purchases from S. Lindblad pursuant to the Option Agreement and otherwise facilitate the private or public sale of any such shares by NGS on a securities exchange or otherwise, in each case subject to applicable law. For the avoidance of doubt, the Option shall be the same Option as in Section 7 of that certain Second Amendment, dated as of the date hereof, to the License Agreement.

[signatures on following page]

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IN WITNESS WHEREOF, this Second Amendment to Tour Operator Agreement has been executed by the parties, all as of the date first above written.

LINBLAD EXPEDITIONS, INC.

By:
Name:
Title:

NATIONAL GEOGRAPHIC SOCIETY

By:
Name:
Title:

[Signature Page to Second Amendment to Alliance and License Agreement]